UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (As Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

EIGHTCO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 28, 2023

EXPLANATORY NOTE

On November 6, 2023, Eightco Holdings Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 28, 2023, commencing at 10:00 a.m., Eastern Time. As previously disclosed, the board of directors of the Company has fixed the close of business on November 3, 2023 as the record date (the “Record Date”) for determining stockholders entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. Capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

This Supplement is being filed to correct an inadvertent error in the number of shares of common stock, par value $0.001 per share (the “Common Stock”), reported as outstanding as of the Record Date. The Proxy Statement previously stated that there were 4,220,714 shares of Common Stock outstanding when there were 4,335,714 shares of Common Stock outstanding as of the Record Date. This change affects the disclosure as related to the shares of Common Stock outstanding as of the Record Date as reported on page 3 of the Proxy Statement, and the disclosure as related to the shares of Common Stock outstanding as of the Record Date and the beneficial ownership percentages presented in the table in the section under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” on pages 22 and 23 of the Proxy Statement.

This Supplement is also being filed to correct an inadvertent error: (i) of including Palladium Holdings, LLC (“Palladium”) and Paul Vassilakos in the table disclosing beneficial owners of more than 5% of the Company’s Common Stock, when neither Pallidum nor Paul Vassilakos were beneficial owners of more than 5% of the Company’s Common Stock as of the Record Date and (ii) in the reported number of shares of Common Stock beneficially owned by each of Hudson Bay Master Fund, Ltd. and BHP Capital NY, Inc. This change affects the beneficial ownership table and footnotes thereto in the section under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” on pages 22 and 23 of the Proxy Statement.

Additionally, this Supplement is being filed to correct the Company’s disclosure in the Proxy Statement regarding the voting options for “Proposal 4- Approval, on an Advisory Basis, of the Frequency of Holding an Advisory Vote on Our Executive Compensation.” The Proxy Statement previously disclosed that stockholders entitled to vote may vote either “one year”, “two years”, or “three years”, or “WITHHOLD” when stockholders may vote “one year”, “two years”, or “three years”, or “ABSTAIN.” This change affects the disclosure related to the voting options related to Proposal 4 on pages 3, 6, and 28 of the Proxy Statement.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement.

The following text replaces, in its entirety, the text on page 3 of the Proxy Statement appearing below “Who is entitled to vote at the Annual Meeting, and how many votes do they have?”

Only common stockholders of record as of the close of business on November 3, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, 4,335,714 shares of our common stock, $0.001 par value per share (the “common stock”), were issued and outstanding. Each share of common stock outstanding as of the Record Date will be entitled to one vote, and stockholders may vote such shares by voting online at the Annual Meeting or by proxy.

The following text replaces, in its entirety, the text on page 3 of the Proxy Statement appearing in the second paragraph below “How do I vote?”:

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or withhold with respect to Proposal 1, voted for, against, or abstain with respect to Proposal 2 and Proposal 3, and voted for every “one year,” “two years,” or “three years” or abstain with respect to Proposal 4. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our transfer agent, Nevada Agency and Transfer Company, or you have stock certificates registered in your name, you may vote:

The following text replaces, in its entirety, the text on page 6 of the Proxy Statement appearing in the row of the table adjacent to “Proposal 4: Approval, on an advisory basis, of the frequency of holding an advisory vote on executive compensation”:

The alternative among one year, two years, or three years that receives the highest number of votes from the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by our stockholders. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 4. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. The vote on Proposal 4 is a non-binding advisory vote.

The following text replaces, in its entirety, the text on page 28 of the Proxy Statement appearing in the third paragraph under the heading “Proposal 4 - Approval, on an Advisory Basis, of the Frequency of Holding an Advisory Vote on Our Executive Compensation”:

Please mark on the proxy card your preference as to the frequency of holding future advisory votes on executive compensation every “one year”, “two years”, or “three years”, or you may mark the “ABSTAIN” box on the proxy card.

The disclosure on pages 22 and 23 under the heading “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” is amended and restated as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our common stock, as of the Record Date by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of our common stock;

●	each of our Named Executive Officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Accordingly, we have included all shares of common stock issuable to such person upon the exercise of warrants or options currently exercisable or exercisable within 60 days of the date hereof. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock and preferred stock.

Except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and investment power with respect to the shares of Common Stock owned by such stockholders. Unless otherwise noted, the address of each beneficial owner is c/o Eightco Holdings Inc., 909 New Brunswick Avenue, Phillipsburg, NJ 08865.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
5% Stockholders
Hudson Bay Master Fund, Ltd.(2)	481,210	9.99%
BHP Capital NY, Inc.(3)	481,210	9.99%
Current Executive Officers and Directors
Brian McFadden(4)	6,711	*
Brett Vroman(5)	6,440	*
Kevin O’Donnell(6)	4,747	*
Frank Jennings(7)	1,715	*
Louis Foreman(8)	3,014	*
Mary Ann Halford(9)	1,000	*
All Executive Officers and Directors as a group (6 individuals)	23,627	* %

(1)	Based on 4,335,714 shares of common stock issued and outstanding as of the Record Date.

(2)	Includes 481,210 shares of common stock issuable upon conversion of the Senior Secured Convertible Note issued in March 2023 (the “March 2023 Note”) and excludes an aggregate of 2,113,188 shares of common stock issuable upon conversion of the March 2023 Note. Hudson Bay may not convert the March 2023 Note to the extent (but only to the extent) Hudson Bay or any of its affiliates would beneficially own upon such conversion a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares and percentage reflect these limitations as of the Record Date. Hudson Bay Capital Management LP is the investment manager of Hudson Bay Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP, and Sander Gerber has sole voting and investment power over these securities. Each of Hudson Bay and Sander Gerber disclaims beneficial ownership over these securities. The selling stockholder’s address is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Place, Greenwich, CT 06830.

(3)	Includes 481,210 shares of common stock issuable upon the exercise of the warrants issued in January 2022 in connection with the Equity Private Placement entered into with BHP Capital NY, Inc. (“BHP”) on January 26, 2022 (the “BHP Warrants”) and excludes 246,790 shares of common stock issuable upon the exercise of the BHP Warrants. Pursuant to the terms of the BHP Warrants, BHP may not exercise the BHP Warrants to the extent (but only to the extent) BHP or any of its affiliates would beneficially own upon such exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares and percentage reflect these limitations as of the Record Date. Bryan Pantofel is the President of BHP and has sole voting and investment power over these securities. BHP’s address is 45 SW 9th Street, Suite 1603, Miami, Florida 33130.

(4)	All shares reported are shares of the Company’s common stock.

(5)	All shares reported are shares of the Company’s common stock.

(6)	All shares reported are shares of the Company’s common stock.

(7)	All shares reported are shares of the Company’s common stock.

(8)	All shares reported are shares of the Company’s common stock.

(9)	All shares reported are shares of the Company’s common stock.

*	Less than 1%.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 28, 2023:

The Proxy Statement and our 2022 Annual Report are available for viewing, printing and downloading at www.8co.holdings. Additionally, you can find a copy of our 2022 Annual Report on the website of the SEC at https://www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at https://www.8co.holdings. You may also obtain a printed copy of our 2022 Annual Report, free of charge, from us by sending a written request to: Attention: Secretary, Eightco Holdings Inc., 909 New Brunswick Avenue, Phillipsburg, NJ 08865. Exhibits to the 2022 Annual Report will be provided upon written request and payment of an appropriate processing fee.